UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 4, 2019
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-37932	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⬜	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⬜	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⬜	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⬜	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2019, Yuma Energy, Inc. (the “Company”) received a letter (the “Letter”) from the NYSE American LLC (the “NYSE American”) indicating that the NYSE American has determined, pursuant to Section 1003(f)(v) of the NYSE American Company Guide, that the Company’s common stock has been selling for a low price per share for a substantial period of time.  Accordingly, the Letter states that the Company must effect a reverse stock split of its common stock or otherwise demonstrate sustained price improvement by no later than July 4, 2019, in order to maintain the listing of the Company’s common stock on the NYSE American. The Company intends to regain compliance with the listing standards of the NYSE American by undertaking a measure or measures that are for the best interests of the Company and its stockholders.

A copy of the Company’s press release dated January 10, 2019, regarding the receipt of the Letter from the NYSE American is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated January 10, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date: January 10, 2019	By:	/s/ Sam L. Banks
Name: Sam L. Banks
Title: Chief Executive Officer

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